Exhibit 10.1

MINERAL PROPERTY OPTION AGREEMENT

THIS AGREEMENT made as of the ___th day of _____, 2007.

BETWEEN:

PERRY ENGLISH FOR RUBICON MINERALS CORP. AND PRECAMBRIAN VENTURES LTD,

(the "Optionor")

OF THE FIRST PART

AND:

BLACK HAWK EXPLORATION, a Nevada corporation with its business office located at 8391 Beverly Blvd., #305 Los Angeles CA, 90048.

(the "Optionee")

OF THE SECOND PART

WHEREAS:

A. The Optionor is the owner of certain mineral claims known as the North West Territories Property (the "Property"), more particularly described in Schedule "A" attached hereto;

B. The Optionor has agreed to grant an exclusive option to the Optionee to acquire an undivided 100% interest in and to the Property subject only to the Royalty, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $10.00 now paid by the Optionee to the Optionor (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS

1. For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a) "Option" means the option to acquire up to a undivided 100% interest in and to the Property as provided in this Agreement;

(b) "Option Period" means the period from the date of this Agreement to and including the date of exercise or termination of the Option;

(c) "Property" means the mineral claims described in Schedule "A" hereto including any replacement or successor claims, and all mining leases and other mining interests derived from any such claims. Any reference herein to any mineral claim comprising the Property includes any mineral leases or other interests into which such mineral claim may have been converted;

(d) "Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the Property, or for the purpose of placing the Property into production or continuing production therefrom;

(e) "Royalty" means the net smelter returns royalty and the gross overriding royalty of 2% payable to the Optionor under this Agreement, which Royalty shall be calculated and payable in the same manner as the Underlying Royalty;

(f) "Royalty Holder" means the Optionor under this Agreement; and

(g) "Shares" means the 150,000 common shares in the capital of the Optionee to be issued to the Optionor, pursuant to the exercise of the Option.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR

2. (a) The Optionor represents and warrants to and covenants with the Optionee, with the knowledge that the Optionee relies upon same in entering into this Agreement, that:

(i) it is legally entitled to hold the Property and the Property Rights and will remain so entitled until the interest of the Optionor in the Property which is subject to the Option has been duly transferred to the Optionee as contemplated hereby;

(ii) it is and, at the time of each transfer to the Optionee of an interest in the mineral claims comprising the Property pursuant to the exercise of the Option, will be the recorded holder and beneficial owner of all of the mineral claims comprising the Property, free and clear of all liens, charges and claims of others, except as noted on Schedule "A" hereto, and no taxes or rentals are or will be due in respect of any of the mineral claims;

(iii) the mineral claims comprising the Property have been duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situate and are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof and until the dates set opposite the respective names thereof in Schedule "A" hereto;

(iv) there are not any adverse claims or challenges against or to the ownership of or title to any of the mineral claims comprising the Property, nor to the knowledge of the Optionor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and other than the Royalty, no person has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Property;

(v) it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of its annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(vi) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionor or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionor is a party or by which it is bound or to which it or the Property may be subject;

(vii) no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionor or the placing of the Optionor into bankruptcy or subject to any other laws governing the affairs of insolvent corporations; and

(viii) the Property is not the whole or substantially the whole of the undertaking of the Optionor.

(b) The representations and warranties contained in this section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Property.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE

3. (a) The Optionee represents and warrants to and covenants with the Optionor, with the knowledge that the Optionor relies upon same in entering into this Agreement, that:

(i) it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(ii) it is lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property are situate;

(iii) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it or the Property may be subject;

(iv) no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee into bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(v) the Shares will, at the time of delivery to the Optionor, be duly authorized and validly allotted and issued as fully paid and non-assessable common shares, free of any liens, charges or encumbrances other than resale restrictions under Rule 144 of the Exchange Act of 1934 (United States);

(b) The representations and warranties contained in this section are provided for the exclusive benefit of the Optionor and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

GRANT AND EXERCISE OF OPTION

4. (a) The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire a 100% undivided interest in and to the Property, free and clear of all charges, encumbrances and claims, except for the Royalty.

(b) The Option shall be exercised by the Optionee making the following cash and Share issuances to the Optionor:

(i) $86,000 cash and 50,000 Shares upon signing of this Agreement

(ii) $12,000 cash and 50,000 Shares on or before August __, 2008;

(iii) $18,000 cash and 50,000 Shares on or before August__, 2009;

(iv) $25,000 cash on or before August __, 2010; and

(v) $40,000 cash on or before August__, 2011.

(c) If and when the Option has been exercised, a 100% undivided right, title and interest in and to the Property shall vest in the Optionee, free and clear of all charges, encumbrances and claims except for the Royalty.

TRANSFER OF PROPERTY

5. The Optionor shall, forthwith after the exercise of the Option, file duly executed transfers of the 100% interest in the Property which shall have been acquired by the Optionee, subject only to the Royalty.

RIGHT OF ENTRY

6. Throughout the Option Period the directors and officers of the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

(a) enter thereon;

(b) have exclusive and quiet possession thereof;

(c) do such prospecting, exploration, development and other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

(d) bring upon and erect upon the Property such buildings, plant, machinery and equipment as the Optionee may deem advisable; and

(e) remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD

7. During the Option Period the Optionee shall be the operator of the Property and shall:

(a) maintain in good standing those mineral claims comprising the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee;

(b) duly record all exploration work carried out on the Property by the Optionee as assessment work;

(c) permit the directors, officers, employees and designated consultants of the Optionor, at their own risk and expense, access to the Property at all reasonable times, and the Optionor agrees to indemnify the Optionee against and to save it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of the Optionor while on the Property;

(d) permit the Optionor, or its representative duly authorized in writing, at its own cost and upon three days notice to the Optionee, to visit and inspect the Property at all reasonable times and intervals, and data obtained by the Optionee as a result of its operations thereon, provided always that the Optionor or its representative shall abide by the rules and regulations laid down by the Optionee relating to matters of safety and efficiency in its operations and, notwithstanding, the Optionee shall be under no liability to the Optionor or its representative for any personal injury, including death, or any damage to property other than such as might be occasioned by or through any negligence on the part of the Optionee, its servants or agents;

(e) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(f) indemnify and save the Optionor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property, but the Optionee shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionee are left in a safe condition and in full compliance with requirements of all environmental laws and regulations;

(g) permit the Optionor, at its own expense, reasonable access to the results of the work done on the Property during the last completed calendar year;

(h) deliver to the Optionor, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Optionee with respect to the Property.

(i) obtain and maintain or cause any contractor engaged by it hereunder to obtain and maintain, during any period in which active work is carried out hereunder, not less than the following:

TERMINATION OF OPTION

8. (a) The Option shall terminate:

(i) upon exercise in accordance with the terms of this Agreement;

(ii) upon the Optionee failing to pay the cash component of the consideration payable or failing to issue the Shares in accordance with subparagraph 4(b);

(iii) subject to paragraph 15 hereof, upon the Optionee failing to remedy a default as provided therein;

(iv) at any other time, by the Optionee giving notice of such termination to the Optionor;

(b) If the Option is terminated otherwise than upon the exercise thereof, the Optionee shall:

(i) leave in good standing for a period of at least 12 months from the termination of the Option Period those mineral claims comprising the Property;

(ii) deliver or make available at no cost to the Optionor within 45 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnished to the Optionor;

(iii) reclaim the Property in accordance with the requirements of all applicable environmental laws and regulations, but only to the extent that such requirements result from the Optionee's activities on the Property hereunder;

(c) If the Option is terminated otherwise than upon the exercise thereof, the Optionee shall have the right, within a period of 180 days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee, and any such property not removed within such 180 day period shall thereafter become the property of the Optionor or may be removed by the Optionor at the Optionee's sole expense.

ROYALTY

9. Upon the Commencement of Commercial Production, as such term is defined in Schedule B hereto, the Optionee shall pay to the Optionor a Royalty equal to two percent (2%) of the net smelter returns ("NSR") on minerals other than diamonds from the Property, on the terms and conditions as set out in this paragraph and in accordance with Schedule "B". The Optionee may purchase one percent (1%) of the NSR from the Optionor at any time for $1,000,000.

TRANSFERS

10. (a) Subject to subparagraph (c), any party (the "transferring party") may at any time either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the other party (in this section the "other party") its agreement related to this Agreement and to the Property, containing:

(i) a covenant by such transferee to perform all the obligations of the transferring party to be performed under this Agreement in respect of the interest to be acquired by it from the transferring party to the same extent as if this Agreement had been originally executed by such transferee; and

(ii) a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this paragraph (a).

(b) No assignment by the transferring party of any interest less than its entire interest in this Agreement and in the Property shall, as between the transferring party and the other party, discharge it from any of its obligations hereunder, but upon the transfer by the transferring party of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the transferring party shall be deemed to be discharged from all obligations hereunder save and except for the payment of the Royalty or other fulfillment of contractual commitments accrued due prior to the date on which the transferring party shall have no further interest in this Agreement.

(c) If any party (the "transferring party") should receive a bona fide offer from an independent third party (the "Proposed Purchaser") dealing at arm's length with the transferring party to purchase, by way of option or otherwise, all or a part of its interest in the Property, which offer the transferring party desires to accept, or if the transferring party intends to sell, by way of option or otherwise, all or a part of its interest in the Property other than to an affiliated company:

(i) The transferring party shall first offer (the "Offer") such interest in writing to the other party upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the transferring party, as the case may be.

(ii) The Offer shall specify the price, terms and conditions of such sale, the name of the Proposed Purchaser and shall, in the case of an intended offer by the transferring party, disclose the person or persons to whom the transferring party intends to offer its interest and, if the offer received by the transferring party from the Proposed Purchaser provides for any consideration payable to the transferring party otherwise than in cash, the Offer shall include the transferring party's good faith estimate of the cash equivalent of the non-cash consideration.

(iii) If within a period of 60 days of the receipt of the Offer the other party notifies the transferring party in writing that it will accept the Offer, the transferring party shall be bound to sell such interest to the other party on the terms and conditions of the Offer. If the Offer so accepted by the other party contains the transferring party's good faith estimate of the cash equivalent of the non cash consideration as aforesaid, and if the other party disagrees with the transferring party's best estimate, the other party shall so notify the transferring party at the time of acceptance and the other party shall, in such notice, specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price. If the other party so notifies the transferring party, the acceptance by the other party shall be effective and binding upon the transferring party and the other party, and the cash equivalent of any such non-cash consideration shall be determined by binding arbitration and shall be payable by the other party, subject to prepayment as hereinafter provided, within 60 days following its determination by arbitration. The other party shall in such case pay to the transferring party, against receipt of an absolute transfer of clear and unencumbered title to the interest of the transferring party being sold, the total purchase price which is specified in its notice to the transferring party and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non cash consideration.

(iv) If the other party fails to notify the transferring party before the expiration of the time limited therefore that it will purchase the interest offered, the transferring party may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 60 days, but the terms of this paragraph shall again apply to such interest if the sale to the Proposed Purchaser is not completed within such 60 days.

(v) Any sale hereunder shall be conditional upon the purchaser delivering a written undertaking to the other party, in form and substance satisfactory to its counsel, to be bound by the terms and conditions of this Agreement, including this paragraph (c).

(d) Paragraph (c)(v) hereof shall apply, mutatis mutandis, to any sale, by way of option or otherwise, of all or part of the transferring party's interest in the Property to an affiliated company.

SURRENDER OF PROPERTY INTERESTS PRIOR TO TERMINATION OF AGREEMENT

11. The Optionee may at any time during the Option Period elect to abandon any one or more of the mineral claims comprised in the Property by giving notice to the Optionor of such intention. Any claims so abandoned shall be kept in good standing under the laws of the jurisdiction in which they are situate for at least 12 months from the date of abandonment. Upon any such abandonment, the mineral claims so abandoned shall for all purposes of this Agreement cease to form part of the Property and, if title to such claims has been transferred to the Optionee the Optionee shall retransfer such title to the Optionor at the Optionee's expense.

FORCE MAJEURE

12. (a) If the Optionee is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge the Optionee from its obligations hereunder to maintain the Property in good standing;

(b) The Optionee shall give prompt notice to the Optionor of each event of force majeure and upon cessation of such event shall furnish to the Optionor with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

CONFIDENTIAL INFORMATION

13. No information furnished by the Optionee to the Optionor hereunder in respect of the activities carried out on the Property by the Optionee, or related to the sale of minerals, ore, bullion or other product derived from the Property, shall be published or disclosed by the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies.

ARBITRATION

14. (a) All questions or matters in dispute under this Agreement shall be submitted to arbitration pursuant to the terms hereof.

(b) It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

(c) The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator. If the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the International Commercial Arbitration Act of Ontario. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Toronto, Ontario for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

(d) The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

DEFAULT

15. If at any time during the Option Period the Optionee is in default of any material provision in this Agreement other than the provisions of subparagraph 4(b) for which no notice of default need be given, the Optionor may terminate this Agreement, but only if:

(a) it shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the warranty breached; and

(b) the Optionee has not, within 30 days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay.

Should the Optionee fail to comply with the provision of subparagraph (b), the Optionor may thereafter terminate this Agreement by giving notice thereof to the Optionee.

NOTICES

17. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

GENERAL

18. (a) This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

(b) No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

(c) The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(d) This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(e) This Agreement shall be governed by and construed in accordance with the laws of Ontario and shall be subject to the approval of all securities regulatory authorities having jurisdiction.

(f) Time shall be of the essence in this Agreement.

(g) Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

(h) Any reference in this Agreement to currency shall be deemed to be Canadian currency.

AREA OF MUTUAL INTEREST

19. The parties hereby agree that each and every mineral claim (including internal fractions) or interest therein which they may stake or otherwise acquire during the currency of this Agreement and which lies in whole or in part within five kilometres from the outside perimeter of the Property, or which is contiguous to such claims which are otherwise within this area of mutual interest, shall at the option of the other party form a part of the Property, with the exception of any claims that are re-staked by the Optionor. Any party shall, upon acquisition of any such additional claims or interests, forthwith give notice to the other party of same and thereafter the other party shall have thirty days from the date on which the Option is fully exercised within which to give notice of its desire to have such additional claims or interests form part of the Property and to pay to the other party their proportionate share of acquisition costs. The other party shall be responsible to pay its proportionate share of costs of acquiring the additional claims or interests in accordance with its interest in the Property. All title to such additional claims or interests shall be held subject to the terms of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PRECAMBRIAN VENTURES LTD.

Per:
Authorized Signatory

BLACK HAWK EXPLORATION

Per:
Authorized Signatory

_______________________________________
PERRY ENGLISH FOR RUBICON MINERALS CORP.

SCHEDULE "A"
Mineral Claims

Name Number Recording Date Anniversary Date

Salk 1 K09221 2007-07-06 2009-07-06

Salk 2 K09222 2007-07-06 2009-07-06

Salk 3 K09223 2007-07-06 2009-07-06

Salk 4 K09224 2007-07-06 2009-07-06

Salk 5 K09225 2007-07-06 2009-07-06

Salk 6 K09226 2007-07-06 2009-07-06

Salk 7 K09227 2007-07-06 2009-07-06

Salk 8 K09228 2007-07-06 2009-07-06

SCHEDULE "B"

Net Smelter Returns Royalty

1. The following words and phrases shall have the following meanings, namely:

(a) "Date of Commencement of Commercial Production" shall be the date upon which Ore from the Property is being consistently milled on a continuous basis or 180 days after the date on which Ore from the Property is first mined, whichever shall first occur;

(b) "Net Smelter Returns" with respect to the Property shall mean the gross proceeds received by the Optionee in any year from the sale of Product from the mining operation on the Property, less successively:

(i) the cost of transportation of such Product to a smelter or other place of treatment; and

(ii) smelter and treatment charges.

(c) "Ore" shall mean any material containing a mineral or minerals of commercial economic value mined from the Property.

(d) "Product" means Ore mined from the Property and any concentrates or other materials or products derived therefrom, provided, however, that if any such Ore, concentrates or other materials or products are further treated as part of the mining operation in respect of the Property, such Ore, concentrates or other materials or products shall not be considered to be "Product" until after they have been so treated.

2. The Optionee shall give notice to the Optionor of the date on which Ore is first mined.

3. The amount of Royalty payable to the Optionor, namely 2% of Net Smelter Returns, shall be calculated by the Optionee each quarter and at the end of such quarter and shall be paid to the Optionor on or before the last day of the next following quarter. Any adjustments in the payment of Royalty hereunder arising out of an audit referred to in paragraph 7 hereof shall be made and paid at that time.

4. On or before the last day of each quarter of each year after the Date of Commencement of Production, the Optionee shall deliver to the Optionor a statement indicating in reasonable detail, as of the last day of the immediately preceding quarter, the calculation of Net Smelter Returns and the aggregate Royalty payable for such quarter.

5. The Optionee may remove reasonable quantities of Ore and rock from the Property for the purpose of bulk sampling and of testing, and there shall be no Royalty payable to the Optionor with respect thereto unless revenues are derived therefrom.

6. The Optionee agrees to maintain for each mining operation on the Property up to date and complete records relating to the production and sale of Product including accounts, records, statements and returns relating to treatment and smelting arrangements of the Product, and the Optionor or its agents shall have the right at all times, including for a period of twelve (12) months following the expiration or termination of this Agreement, to inspect such records, statements, and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Optionee to the Optionor pursuant hereto. The Optionor shall have the right at its own expense to have such account audited by independent auditors once year.

7. The Optionee shall have an audited statement prepared by its auditors for each year with respect to the Royalty payable to the Optionor hereunder, by the 30th day of July in the following year, and the Optionee shall forthwith deliver a copy of such statement to the Optionor.

8. All Royalty payments shall be consider final and in full satisfaction of all obligations of the Optionee making same in respect thereof if such payments or the calculation in respect thereof are not disputed by the Optionor within sixty (60) days after receipt by the Optionor of the audited statements referred to in paragraph 7 hereof. Any disputes under this paragraph shall be decided by arbitration as herein provided.

9. The Optionee shall have the right to commingle with Ores from the Property, ore produced from other properties provided that prior to such commingling, the Optionee shall adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying, as well as utilize reasonable accurate recovery factors in order to determine the amount of products derived from, or attributable to Ore mined and produced from the Property. The Optionee shall maintain accurate records of the results of such sampling, weighing and analysis as pertaining to Ore mined and produced from the Property.